RELEASE AGREEMENT

THIS AGREEMENT is dated as of the 30th day of June, 2008.

BETWEEN:

NORPAC TECHNOLOGIES, INC., a Nevada corporation having an office address at Suite 410 – 103 East Holly Street, Bellingham, WA 98225

(hereinafter called the "Company")

OF THE FIRST PART

AND:

BALSAM VENTURES, INC., a Nevada corporation having an office address at 1480 Gulf Road, Suite 204, Point Roberts, WA 98281

(hereinafter called the "Releasor")

OF THE SECOND PART

WHEREAS:

A.               The Company and the Releasor (collectively, the “Parties”) entered into an exclusive licensing agreement dated November 30, 2003, as extended on January 12, 2006, (the “License Agreement”), pursuant to which the Company granted a license to the Releasor over the Company’s self chilling beverage container technology (the “Cool Can Technology”).

B.               In connection with the License Agreement, the Company acquired 5,545,000 shares of the Releasor’s common stock.

C.               Nextdigital Corp. is indebted to the Company in the amount of approximately $612,000 plus accrued interest (the “Indebtedness”) as of the date of this Agreement.

D.               The Parties have, between themselves, negotiated a complete resolution of any and all disputes, claims or potential claims arising between them and the subject matter of the License Agreement, and the following is subject to the terms and conditions set out below.

NOW, THEREFORE, in consideration of the recitals state above, which all Parties agree are accurate and complete, the agreements, promises and warranties set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.          Release and Discharge

1.1        In consideration of the Company’s agreement to pay the Consideration (as hereinafter defined), the Releasor agrees to completely release and forever discharge the Company from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which the releaser has had, now has, or which may hereafter accrue or otherwise be acquired by the Releasor against the Company and/or any of its subsidiaries with respect to any matter relating to the License Agreement (the “Release”):

2.          Consideration

2.1        Upon execution of this Agreement and in consideration of the Release, the Company hereby agrees to:

(a)	surrender 5,545,000 shares of the Releasor’s common stock owned by the Company to the Releasor for cancellation;

(b)	assign to the Releasor all of its right, title and interest in the Indebtedness and all benefits to be derived therefrom; and

(c)

completely release and forever discharge the Releasor from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which the Company has had, now has, or which may hereafter accrue or otherwise be acquired by the Company and/or any of its subsidiaries against the Releasor with respect to any matter relating to the License Agreement (collectively the “Consideration”).

3.          Attorneys' Fees

3.1        Each party hereto shall bear its own attorneys' fees and costs arising from the actions of its own counsel in connection with this Agreement and incurred prior to the date of execution of this Agreement. In any action of any kind relating to this Agreement, the prevailing party shall be entitled to collect reasonable attorneys' fees and costs from the non-prevailing party in addition to any other recovery to which the prevailing party is entitled.

4.          Closing

4.1        Payment for the Release (the “Closing”) will be completed on a date, at a time and at a location mutually agreed upon by the parties hereto.

5.          Entire Agreement and Successors in Interest

5.1        This Agreement contains the entire agreement between the Parties with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

6.          Conflict of Interest

6.1        The Releasor and the Company hereby consent to and acknowledge that O’Neill Law Group PLLC has acted for each of the parties in connection with the preparation of this Agreement.

7.          Governing Law

7.1        This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

8.          Additional Documents

8.1        All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

9.          Effectiveness

9.1        This Agreement shall become effective on execution.

10.        Miscellaneous

10.1      This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

10.2      This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

10.3      No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

10.4      A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

10.5      This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

10.6      The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

10.7      This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

NORPAC TECHNOLOGIES, INC.
by its authorized signatory:

/s/ John P. Thornton
_________________________________________
Signature of Authorized Signatory
John P. Thornton
_________________________________________
Name of Authorized Signatory
President
_________________________________________
Position of Authorized Signatory

BALSAM VENTURES, INC.
by its authorized signatory:

/s/ John Boschert
_________________________________________
Signature of Authorized Signatory
John Boschert
_________________________________________
Name of Authorized Signatory
President
_________________________________________
Position of Authorized Signatory